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EXHIBIT 14(b)

                         CONSENT OF DYKEMA GOSSETT PLLC

We consent to the filing of a form of our tax opinion as an exhibit to the Registration Statement on Form N-14 of Manufacturers Investment Trust to be filed with the Securities and Exchange Commission on or about December 20, 2004 and to the references made to our firm therein and in any amendments thereto.

/s/ Dykema Gossett PLLC
Bloomfield Hills, Michigan
December 20, 2004